Runway Growth Finance Corp. Reports Second Quarter 2026 Financial Results

Delivered Total and Net Investment Income of $37.0 million and $18.2 million, Respectively

Investment Portfolio of $1.2 billion

Conference Call on Friday, August 7, 2026 at 10:00 a.m. ET

MENLO PARK, Calif., August 6, 2026—Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today announced its financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights

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Total investment portfolio of $1.2 billion at fair value
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Total investment income of $37.0 million
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Net investment income of $18.2 million, or $0.43 per share
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Net asset value of $502.6 million, or $11.91 per share
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Dollar-weighted annualized yield on debt investments of 14.2%
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Funded approximately $239.6 million of investments acquired in connection with the Company's acquisition of SWK Holdings, including $216.2 million across 13 acquired loan positions and $23.4 million in acquired equity positions, with a combination of cash and the Company's common stock as consideration
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Ten investments completed in new and existing portfolio companies, representing $101.7 million in funded investments, which net of assignments was $85.8 million
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Aggregate proceeds of $36.5 million, representing $15.9 million in assignments, $10.5 million from scheduled repayments, and $10.1 million in sale proceeds from equity
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Repurchased 249,169 shares during the quarter for an aggregate purchase price of $1.4 million

Third Quarter 2026 Distributions

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Declared third quarter 2026 dividend of $0.33 per share

“During the second quarter, we made meaningful progress executing our strategy while further strengthening the foundation of the business,” said David Spreng, Founder and Co-Chief Executive Officer of Runway Growth. “The successful integration of the SWK portfolio has enhanced our diversification, increased our earnings capacity and broadened our opportunity set. At the same time, we remain disciplined in our capital allocation, balancing new investments with opportunistic share repurchases. Complementing these efforts, our investment adviser and its affiliates recently announced their commitment to purchase up to 10% of our outstanding shares. Together, these actions reflect strong alignment with our shareholders and confidence in Runway’s long-term value.”

“I also want to welcome Mike Rovner, who has been appointed Co-Chief Executive Officer of Runway Growth Finance and Co-Chief Investment Officer of Runway Growth Capital,” continued Mr. Spreng. “Mike brings more than 30 years of experience spanning technology, venture capital, private credit and growth lending. His experience building and leading investment platforms, together with his connectivity across the BC Partners platform, further strengthens our leadership team and investment capabilities. Mike's disciplined investment philosophy and deep understanding of the innovation economy closely align with the culture we've built at Runway, and I look forward to partnering with him as we remain focused on maximizing shareholder returns.”

Second Quarter 2026 Operating Results

Total investment income for the quarter ended June 30, 2026 was $37.0 million, compared to $35.1 million for the quarter ended June 30, 2025.

The Company's dollar-weighted annualized yield on average debt investments for the quarter ended June 30, 2026 was 14.2%. The yield was modestly impacted by the transition of BlueShift and Marley Spoon to non-accrual status at the end of the first quarter. The Company calculates the yield on dollar-weighted debt investments for any period measured as (1) total investment-related income during the period divided by (2) the daily average of the fair value of debt investments, including investments on non-accrual status, outstanding during the period.

Total operating expenses for the quarter ended June 30, 2026 were $18.8 million, compared to $21.2 million for the quarter ended June 30, 2025.

Net investment income for the quarter ended June 30, 2026 was $18.2 million, or $0.43 per share, compared to $13.9 million, or $0.38 per share, for the quarter ended June 30, 2025.

Net realized loss was $45.3 million for the quarter ended June 30, 2026, compared to a net realized loss of $1.5 million for the quarter ended June 30, 2025.

For the quarter ended June 30, 2026, net change in unrealized gain was $54.3 million, compared to a net change in unrealized gain of $4.4 million for the quarter ended June 30, 2025.

For the quarter ended June 30, 2026, our net increase in net assets resulting from operations was $27.2 million, or $0.65 per share, compared to a net increase in net assets resulting from operations of $16.8 million, or $0.45 per share, for the quarter ended June 30, 2025.

Portfolio and Investment Activity

As of June 30, 2026, Runway Growth’s investment portfolio had an aggregate fair value of $1.2 billion in 79 companies, comprising $1.1 billion in loans, 98.0% of which are senior secured loans, and $70.0 million in warrants and other equity-related investments.

During the second quarter of 2026, Runway Growth funded approximately $239.6 million of investments acquired in connection with the Company's acquisition of SWK Holdings, including $216.2 million across 13 acquired loan positions and $23.4 million in acquired equity positions, with a combination of cash and the Company's common stock as consideration, which net of the purchase discount was $225.2 million. The Company also completed ten investments in new and existing portfolio companies, representing $101.7 million in funded investments, which net of assignments was $85.8 million. Total debt and equity fundings net of upfront loan origination fees and purchase discounts were $325.4 million.

During the second quarter of 2026, Runway Growth received aggregate proceeds of $26.0 million in principal prepayments and equity sale proceeds. In addition, Runway Growth received proceeds of $10.5 million in scheduled amortizations.

Total portfolio investment activity for the three months ended June 30, 2026 and 2025 was as follows:

	Three Months Ended June 30,
	2026	2025
Beginning investment portfolio	$886,346	$1,004,233
Purchases of investments	325,352	38,719
PIK interest	1,957	4,093
Sales and prepayments of investments	(25,974)	(25,000)
Scheduled repayments of investments	(10,469)	(4,230)
Amortization of fixed income premiums or accretion of discounts	5,330	2,917
Net realized gain (loss) on investments	(44,384)	(1,501)
Net change in unrealized gain (loss) on investments	54,192	5,720
Ending investment portfolio	$1,192,350	$1,024,951

Net Asset Value

As of June 30, 2026, net asset value per share was $11.91, compared to $12.13 as of March 31, 2026. Total net assets at the end of the second quarter of 2026 was $502.6 million, an increase of 15% from $438.2 million as of March 31, 2026.

Liquidity and Capital Resources

As of June 30, 2026, the Company had approximately $210.8 million in available liquidity, including unrestricted cash and cash equivalents of $10.8 million and $200.0 million in available borrowing capacity under the Company’s credit facility, subject to existing terms, advance rates and regulatory and covenant requirements. The Company ended the quarter with a core leverage ratio of approximately 136%, compared to 98% for the quarter ended March 31, 2026.

Distributions

On August 5, 2026, the Company’s board of directors (the "Board of Directors") declared a quarterly distribution of $0.33 per share for stockholders of record as of August 17, 2026. Distributions are payable on August 31, 2026.

Recent Developments

The Company evaluated events subsequent to June 30, 2026 through August 6, 2026, the date the consolidated financial statements were issued. There have been no subsequent events that occurred during such period that would require recognition or disclosure, except as disclosed below.

Credit Facility

On July 13, 2026, the Company entered into the Eighth Amendment to its amended and restated credit agreement (the “Credit Facility Amendment”). The Credit Facility Amendment, (i) reduced the total commitments under the Credit Facility from $550.0 million to $425.0 million; (ii) permitted the future prepayment and termination of a certain lender’s commitments on a non-pro rata basis; (iii) amended certain financial covenants; (iv) updated certain key-person trigger events; and (v) amended certain loan eligibility criteria and borrowing-base concentration limitations.

Appointment of Co-Chief Executive Officer

On August 5, 2026, the Board of Directors elected Michael Rovner, age 56, as the Company’s Co-Chief Executive Officer, effective as of the close of business on August 6, 2026 (the “Effective Time”), to serve alongside R. David Spreng, whose title will change from Chief Executive Officer and President to Co-Chief Executive Officer and President of the Company, as of the Effective Time. In addition, Mr. Rovner will serve as the Co-Chief Executive Officer, the Co-Chief Investment Officer and as a member of the investment committee of Runway Growth Capital LLC ("RGC"), effective as of the Effective Time.

Mr. Rovner has more than 30 years of industry experience spanning early and growth stage technology companies, private equity, private credit, and growth-debt lending. Prior to joining the Company, Mr. Rovner served as a managing director at BC Partners and its affiliate Mount Logan Management since 2023. Before that, from 2012 to 2023, he served as the chief executive officer and head of the investment committee of Ovation Partners, a provider of asset backed lending solutions and growth capital for established companies, which he co-founded. From 2009 to 2011, Mr. Rovner served on the Board of Directors of Vida Capital, a vertically integrated manager of insurance-related and longevity contingent assets, which he co-founded in 2009. From 2000 to 2011, he served as a partner and head of the financial services practice of Austin Ventures, a venture capital and growth equity firm focused on early-stage and growth equity investments in the financial services, technology, digital media, and technology-enabled services markets. Mr. Rovner began his career in early-stage technology businesses, including Empart Technology (acquired by ARI Networks), Stanford Technology Group (acquired by Informix Software), and Mission Critical Software (NASDAQ IPO and subsequent acquisition by NetIQ Corporation). Mr. Rovner received a B.A. in English from UCLA.

Investment Committee

Effective as of the close of business on August 6, 2026, RGC’s Investment Committee will consist of R. David Spreng, Michael Rovner, Thomas B. Raterman and Patrick Schafer. For additional information regarding Mr. Rovner’s appointment and the related changes to RGC’s Investment Committee, refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, being filed concurrently with this Current Report on Form 8-K.

Recent Portfolio Activity

From July 1, 2026 through August 6, 2026, the Company funded $1.9 million in unfunded commitments on existing investments. The Company also received $17.1 million in debt prepayments.

Conference Call

Runway Growth will hold a conference call to discuss its second quarter ended June 30, 2026 financial results at 7:00 a.m. PT (10:00 a.m. ET) on Friday, August 7, 2026. To participate in the conference call or webcast, participants should register online at the Runway Investor Relations website. The earnings call can also be accessed through the following links:

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Conference Call
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Webcast

A live webcast will be available in the investor section of the Company’s website, and will be archived for 90 days following the call.

About Runway Growth Finance Corp.

Runway Growth is a specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Runway Growth is externally managed by Runway Growth Capital LLC, an affiliate of BC Partners Advisors L.P. and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Important Disclosures

Strategies described involve special risks that should be evaluated carefully before a decision is made to invest. Not all of the risks and other significant aspects of these strategies are discussed herein. Please see a more detailed discussion of these risk factors and other related risks in the Company’s most recent annual report on Form 10-K in the section entitled “Risk Factors,” which may be obtained on the Company’s website, www.runwaygrowth.com, or the SEC’s website, www.sec.gov.

IR Contacts

Taylor Donahue, Prosek Partners, rway@prosek.com

Carmela Thomson, Chief Financial Officer, ct@runwaygrowth.com

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Investments at fair value:
Non-control/non-affiliate investments at fair value (cost of $1,220,537 and $961,646, respectively)	$1,179,315	$912,656
Affiliate investments at fair value (cost of $4,551 and $4,551, respectively)	-	-
Control investments at fair value (cost of $12,180 and $13,233, respectively)	13,035	14,746
Total investments at fair value (cost of $1,237,268 and $979,430, respectively)	1,192,350	927,402
Cash and cash equivalents	10,831	18,175
Interest and fees receivable	13,234	7,594
Deferred financing costs	3,567	4,217
Other assets	2,375	2,726
Total assets	1,222,357	960,114

Liabilities
Debt:
Credit facility	350,000	173,000
2026 Notes	-	25,000
2027 Notes	73,219	132,250
2028 Notes	107,000	107,000
2029 Notes	50,000	-
2031 Notes	103,250	-
Deferred financing costs, net	(4,524)	(1,913)
Total debt, net	678,945	435,337
Incentive fees payable	13,238	14,444
Interest payable	9,654	6,756
Foreign currency forward contracts	-	711
Secured borrowings	14,903	14,578
Accrued expenses and other liabilities	3,039	3,319
Total liabilities	719,779	475,145

Net assets
Common stock, par value	422	361
Additional paid-in capital	585,038	534,508
Accumulated undistributed (overdistributed) earnings	(82,882)	(49,900)
Total net assets	$502,578	$484,969

Shares of common stock outstanding ($0.01 par value, 100,000,000 shares authorized)	42,215,377	36,134,037
Net asset value per share	$11.91	$13.42

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Investment income
From non-control/non-affiliate investments:
Interest income	$34,707	$30,490	$58,298	$60,599
Payment-in-kind interest income	1,546	3,987	6,179	7,638
Dividend income	53	188	306	506
Fee income	244	314	661	543
From affiliate investments:
Interest income	-	-	-	646
Fee income	-	-	-	256
From control investments:
Interest income	370	-	864	-
Other income	106	168	168	357
Total investment income	37,026	35,147	66,476	70,545

Operating expenses
Management fees	3,478	3,944	7,091	7,953
Incentive fees	(199)	3,523	2,402	7,452
Interest and other debt financing expenses	13,001	11,764	23,487	22,051
Professional fees	1,046	677	1,650	1,131
Administration agreement expenses	625	663	1,273	1,288
Insurance expense	199	161	359	316
Tax expense	311	140	581	250
Other expenses	374	327	818	557
Total operating expenses	18,835	21,199	37,661	40,998
Net investment income	18,191	13,948	28,815	29,547

Net realized and net change in unrealized gain (loss)
Net realized gain (loss):
Non-control/non-affiliate investments	(44,384)	(1,501)	(44,177)	(4,387)
Affiliate investments	-	-	-	8,943
Control investments	-	-	1,050	-
Net realized gain (loss) on investments	(44,384)	(1,501)	(43,127)	4,556
Net realized gain (loss) on forward contracts and foreign currency transactions	(873)	(11)	(878)	(11)
Net realized gain (loss)	(45,257)	(1,512)	(44,005)	4,545

Net change in unrealized gain (loss):
Non-control/non-affiliate investments	54,192	5,595	7,768	(4,204)
Affiliate investments	-	-	-	(9,925)
Control investments	-	125	(658)	59
Net change in unrealized gain (loss) on investments	54,192	5,720	7,110	(14,070)
Net change in unrealized gain (loss) on forward contracts and foreign currency transactions	176	(1,359)	711	(1,359)
Net change in unrealized gain (loss) on secured borrowings	(109)	-	(255)	-
Net change in unrealized gain (loss)	54,259	4,361	7,566	(15,429)

Net realized and unrealized gain (loss)	9,002	2,849	(36,439)	(10,884)

Net increase (decrease) in net assets resulting from operations	$27,193	$16,797	$(7,624)	$18,663

Net increase (decrease) in net assets resulting from operations per common share (basic and diluted)	$0.65	$0.45	$(0.19)	$0.50
Weighted average shares outstanding (basic and diluted)	42,074,771	37,103,061	39,120,815	37,224,569